ALT5 Sigma Appoints Peter Tassiopoulos as Chief Executive Officer

PRESS RELEASE • UPDATED: AUG 26, 2024

VEGAS, NV, August 26, 2024 (Newswire.com) - ALT5 Sigma Corporation (NASDAQ:ALTS), a fintech leader specializing in blockchain-powered technologies for digital asset management, is pleased to announce the appointment of Peter Tassiopoulos as Chief Executive Officer. Concurrently, Tony Isaac will transition to the role of President while continuing as Chairman of the Board.

Peter Tassiopoulos brings over 30 years of leadership experience across the healthcare, finance, and technology sectors. His extensive background includes various executive roles in both private and public companies, focusing on mergers and acquisitions, capital market strategies, and strategic relationships.

In his new role, Tassiopoulos will steer ALT5 Sigma's strategic vision, oversee the restructuring of its healthcare business, and drive growth initiatives as the company enhances its presence in the evolving digital asset marketplace. His proven success in navigating complex transactions and leading high-impact growth strategies positions him well to guide ALT5 Sigma through its next phase of development.

"We are excited to welcome Peter to the ALT5 Sigma team," said Tony Isaac, President and Chairman of the Board. "His extensive experience will be instrumental as we continue to work to unlock stockholder value and explore new market opportunities."

Tassiopoulos has previously held various C-level positions in both public and private companies, successfully completing over $1 billion in M&A, divestitures, and financing transactions throughout his career. His expertise in leading teams and managing complex transactions has earned him considerable recognition among his peers.

"I am honored to join ALT5 Sigma as CEO," said Tassiopoulos. "I am enthusiastic about the potential of digital assets and look forward to collaborating with our talented team to drive innovation and deliver exceptional service to our customers."

Mr. Tassiopoulos's appointment comes at a time that sees ALT5 Sigma continue to explore its options to enhance stockholder value through a possible strategic realignment, entailing a redeployment of biotech assets, while contemporaneously working toward expanding its product offerings for the digital marketplace and strengthening its global market position.

In addition, the Company today announced that, as an inducement grant, our Board of Directors and our Compensation Committee granted Mr. Tassiopoulos 400,000 restricted stock units (the "RSUs"). The RSUs will vest immediately. Although granted as inducement awards outside of ALT5's 2023 Equity Incentive Plan, the RSUs are subject to the terms of that Plan. The RSUs are intended to be inducement awards under Rule 5635(c)(4) of the Nasdaq Stock Market Listing Rules and were granted outside of ALT5's 2023 Equity Incentive Plan. The Company will be filing an S-8 in respect of these RSUs in the near term.

About ALT5 Sigma

ALT5 Sigma Corporation is a Nasdaq-listed multidisciplinary organization focused on healthcare and fintech. As of June 28, 2024, the Company is part of the Russell Microcap Index.

Launched in 2018, ALT5 Sigma Inc. (a wholly-owned subsidiary of ALT5 Sigma Corporation) is a fintech company that provides next generation blockchain-powered technologies to enable a migration to a new global financial paradigm. ALT5 Sigma Inc., through its subsidiaries, offers two main platforms to its customers: "ALT5 Pay" and "ALT5 Prime". ALT5 Sigma Inc. processed over US$1.2 billion in cryptocurrency transactions in 2023.

ALT5 Pay is a crypto-currency payment gateway that enables registered and approved global merchants to accept and make crypto-currency payments or to integrate the ALT5 Pay payment platform into their application or operations using the plugin with WooCommerce and or ALT5 Pay's checkout widgets and APIs. Merchants have the option to convert to fiat currency (s) automatically or to receive their payment in digital assets.

ALT5 Prime is an electronic over-the-counter trading platform that enables registered and approved customers to buy and sell digital assets. Customers can purchase digital assets with fiat and, equally, can sell digital assets and receive fiat. ALT5 Prime is available through a browser-based access mobile phone application named "ALT5 Pro" that can be downloaded from the Apple App Store, from Google Play, through ALT5 Prime's FIX API, as well as through Broadridge Financial Solutions' NYFIX gateway for approved customers.

Through its biotech activities, the Company is developing innovative, actionable solutions intended to help end the opioid crisis. The Company is dedicated to funding resources toward innovation, technology, and education to find a key resolution to the national opioid epidemic, which is one of the deadliest and most widespread in the nation's history. Its drugs in the clinical trial pipeline have shown promise for their innovative targeting of the causes of pain as a strategic option for physicians averse to exposing patients to addictive opioids.

Forward Looking Statements

This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to the profitability and prospective growth of ALT5's platforms and business, that may include, but are not limited to, international currency risks, third-party or customer credit risks, liability claims stemming from ALT5's services, and technology challenges for future growth or expansion. This press release also contains statements and links relating to risks that JAN 101 will treat PAD, that JAN 123 will treat CRPS, the timing of the commencement of clinical trials, that the FDA will permit approval through a 505(b)(2) pathway for JAN 123, that upon approval JAN 101 will immediately disrupt the PAD market, and other statements, including words such as "continue", "expect", "intend", "will", "hope", "should", "would", "may", "potential", and other similar expressions. Such statements reflect the Company's current view with respect to future events, are subject to risks and uncertainties, and are necessarily based upon a number of estimates and assumptions that, while considered reasonable by the Company, are inherently subject to significant business, economic, competitive, political, and social uncertainties, and contingencies.

Many factors could cause the Company's actual results, performance, or achievements to be materially different from any future results, performance or achievements described in this press release. Such factors could include, among others, those detailed in the Company's periodic reports filed with the Securities and Exchange Commission (the "SEC"). Should one or more of these risks or uncertainties materialize, or should the assumptions set out in the section entitled "Risk Factors" in the Company's filings with the SEC underlying those forward-looking statements prove incorrect, actual results may vary materially from those described herein. These forward-looking statements are made as of the date of this press release and the Company does not intend, and does not assume any obligation, to update these forward-looking statements, except as required by law. The Company cannot assure that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Individuals are cautioned that forward-looking statements are not guarantees of future performance and accordingly investors are cautioned not to put undue reliance on forward-looking statements due to the inherent uncertainty therein.

Media Contact Investor Relations

IR@alt5sigma.com
1-800-400-2247

Contact Information

Investor Relations
Investor Relations
ir@alt5sigma.com
1-800-400-2247